Exhibit 10.5

EXECUTION VERSION

SECOND AMENDMENT, dated as of April 3, 2018 (this “Agreement”), to the Credit Agreement dated as of August 15, 2017 (as amended by the First Amendment thereto, dated as of January 24, 2018 and as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among EQT Avatar Holdings, Inc., a Delaware corporation, Certara Holdco, Inc., a Delaware corporation (the “Parent Borrower”), Certara USA, Inc., a Delaware corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers”), EQT Avatar Intermediate, Inc., a Delaware corporation (“Holdings”), the financial institutions from time to time party thereto, Jefferies Finance LLC (“Jefferies”), as Administrative Agent (in such capacity, the “Administrative Agent”), and Jefferies and Golub Capital LLC, as Issuing Banks.

A.       Pursuant to Section 9.02(c)(i) of the Credit Agreement, the Parent Borrower has requested to incur “Replacement Term Loans” (as defined in the Credit Agreement) to replace in full all Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Agreement (the “Existing Term Loans”) with the Replacement Term Loans (as defined below), and which Replacement Term Loans shall have the same terms (other than to the extent expressly provided in this Agreement) under the Loan Documents as the Existing Term Loans.

B.        Each Lender that executes and delivers a signature page to this Agreement in the form of the Lender New Commitment (the “Lender New Commitment”) posted on LendAmend on March 13, 2018 (each, a “Consenting Lender”), will be deemed to have irrevocably agreed and consented to the terms of this Agreement.

C.        The person set forth on Schedule I hereto (the “Replacement Term Loan Lender”) will be deemed to have irrevocably agreed and consented to the terms of this Agreement and will commit to make the Replacement Term Loans (the “Replacement Term Loans”) to the Parent Borrower under the Credit Agreement on the Second Amendment Closing Date (as defined in Section 7 hereof) in the amount set forth opposite such Replacement Term Loan Lender’s name on Schedule I hereto, on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein.

D.       Pursuant to Section 2.22(a) of the Credit Agreement, the Parent Borrower has requested that the Person set forth on Schedule II hereto (the “Incremental Term Loan Lender”) extend additional senior secured first lien incremental term loans to the Parent Borrower under the Credit Agreement in an aggregate principal amount equal to $40,000,000 (the “Incremental Term Loans”).

E.        The Incremental Term Loan Lender is willing to provide the Incremental Term Loans to the Borrowers on the Second Amendment Closing Date, on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein.

F.        The Incremental Term Loans shall have the same terms (other than with respect to issue price) as, and become part of the same Class of Term Loans as, the Replacement Term Loans.

G.       The proceeds of (i) the Replacement Term Loans will be used, together with cash on hand of the Parent Borrower, to replace in full all Existing Term Loans, on the terms and subject to the conditions set forth herein and (ii) the Incremental Term Loans will be used, together with cash on hand of the Parent Borrower, (a) for general corporate purposes, including the funding of one or more acquisitions and (b) to pay related fees and expenses incurred in connection herewith and therewith. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Agreement shall be a “Refinancing Amendment” and an “Incremental Facility Agreement”, in each case for all purposes of the Credit Agreement, and shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The Replacement Term Loan Lender and the Incremental Term Loan Lender shall, upon the effectiveness of this Agreement in accordance with Section 7 hereof, be a party to the Credit Agreement, have the rights and obligations of a Lender thereunder, and shall be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Consenting Lenders; Replacement Term Loans; Administrative Agent Authorization.

(a) Consenting Lenders; Replacement Term Loan Lender. On the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein, (i) each Consenting Lender, severally and not jointly, irrevocably agrees to the terms of this Agreement and (ii) the Replacement Term Loan Lender (A) irrevocably agrees to the terms of this Agreement and (B) irrevocably commits to make, upon the Second Amendment Closing Date, Replacement Term Loans in the amount set forth opposite its name on Schedule I hereto. From and after the Second Amendment Closing Date, the Replacement Term Loan Lender shall be a “Lender”, a “Term Lender” and an “Additional Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents. The commitments of the Replacement Term Loan Lender and the undertakings of the Consenting Lenders are several.

(b) Replacement Term Loans.

(i) As of the Second Amendment Closing Date, the Replacement Term Loans shall be “Loans”, “Initial Term Loans”, “Term Loans”, “Replacement Term Loans” and “Additional Term Loans” under, and for all purposes of, the Credit Agreement and the other Loan Documents. The Replacement Term Loans shall have the same terms as the Existing Term Loans outstanding immediately prior to the Second Amendment Closing Date, other than to the extent expressly provided in this Agreement. Without limiting the foregoing, the Replacement Term Loans shall have the same maturity date as the Existing Term Loans outstanding immediately prior to the Second Amendment Closing Date. Upon the Second Amendment Closing Date, the Replacement Term Loans shall be treated as part of the same Class for all purposes of the Credit Agreement and the other Loan Documents.

(ii) On the Second Amendment Closing Date, the proceeds of the Replacement Term Loans shall be applied to replace in full the principal of all of the Existing Term Loans, on the terms and subject to the conditions set forth herein. Notwithstanding anything herein or in the Credit Agreement to the contrary, the aggregate principal amount of the Replacement Term Loans shall not exceed the aggregate principal amount of the Existing Term Loans outstanding immediately prior to the Second Amendment Closing Date.

(iii) It is acknowledged and agreed that pursuant to the Cashless Settlement of Existing Term Loans, dated the date hereof, among the Borrowers, Jefferies Finance LLC, as the New Lender (as defined therein), the Administrative Agent and each Consenting Lender party thereto as an Existing Lender (as defined therein), each such Consenting Lender has waived any breakage loss, cost or expense due and payable to it by the Borrower pursuant to Section 2.16 of the Credit Agreement with respect to the repayment of the Existing Term Loans on a date other than the last day of the Interest Period relating to such Existing Term Loans.

(iv) The Borrower and the Administrative Agent hereby consent to any assignments made by the Replacement Term Loan Lender or any affiliate thereof to the Persons included in the list of allocations separately provided to the Borrower and the Administrative Agent (or any Approved Funds or Affiliate of such Persons) in connection with the primary syndication of the Replacement Term Loans.

(c) Administrative Agent Authorization. The Borrower, each Consenting Lender and the Replacement Term Loan Lender hereby authorize the Administrative Agent to (i) determine all amounts, percentages and other information with respect to the Loans of each Lender, which amounts, percentages and other information may be determined only upon receipt by the Administrative Agent of the Lender New Commitments of the Consenting Lenders and (ii) enter and complete all such amounts, percentages and other information in the Register. The Administrative Agent’s determination and entry and completion shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Borrower under the Credit Agreement, in each case, absent manifest error.

SECTION 3. Incremental Term Loans.

(a) On the terms and subject to the conditions set forth herein, the Incremental Term Loan Lender hereby agrees to make Incremental Term Loans to the Borrowers on the Second Amendment Closing Date in an aggregate principal amount set forth opposite its name under the heading “Incremental Term Commitment” on Schedule II hereto (each, an “Incremental Term Commitment” and collectively, the “Incremental Term Commitments”). It is understood and agreed that, once funded, the Incremental Term Loans shall be added to (and form part of) each Term Borrowing of outstanding Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender will participate proportionately in each then outstanding Term Borrowing. Interest will begin accruing on the Incremental Term Loans on the Second Amendment Closing Date. Unless previously terminated, the Incremental Term Commitments shall terminate at 5:00 p.m., New York City time, on the Second Amendment Closing Date. Amounts borrowed under this Section 3(a) and repaid or prepaid may not be reborrowed.

(b) The Incremental Term Loans shall be an “Incremental Facility” for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Term Loans shall have the same terms applicable to, and shall constitute, “Loans”, “Initial Term Loans”, “Term Loans” and “Additional Term Loans” under the Credit Agreement. From and after the Second Amendment Closing Date, the Incremental Term Loan Lender shall constitute an “Initial Term Lender”, a “Term Lender”, an “Additional Lender” and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 4. Amendments to the Credit Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 7 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order therein:

“Existing Term Loans” has the meaning assigned to the term “Existing Term Loans” in the Second Amendment.

“Second Amendment” means the Second Amendment, dated as of April 3, 2018, among the Borrowers, Holdings, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Second Amendment Closing Date” has the meaning assigned to such term in the Second Amendment.

“Second Amendment Incremental Term Loans” has the meaning assigned to the term “Incremental Term Loans” in the Second Amendment.

“Second Amendment Replacement Term Loans” has the meaning assigned to the term “Replacement Term Loans” in the Second Amendment.

(b) Section 1.01 of the Credit Agreement is hereby amended by replacing the text “1.00%” with the text “0.00%” in clause (b) of the definition of “Adjusted Eurocurrency Rate”.

(c) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Rate” in its entirety to read as follows:

“Applicable Rate” means, for any day, (a) with respect to any Initial Term Loan, (i) for Adjusted Eurocurrency Loans, 3.50% and (ii) for ABR Loans, 2.50%, (b) with respect to any Initial Revolving Loan, the rate per annum set forth below under the caption “ABR Spread” or “Adjusted Eurocurrency Rate” of the grid based upon the First Lien Leverage Ratio and (c) with respect to any Additional Term Loan and Additional Revolving Loan of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility Agreement or Extension Amendment:

First Lien Leverage Ratio	ABR Spread	Adjusted Eurocurrency Rate Spread
Category 1
Greater than 4.50 to 1.00	3.00%	4.00%
Category 2
Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	2.75%	3.75%
Category 3
Less than or equal 4.00 to 1.00	2.50%	3.50%

The Applicable Rate with respect to Initial Revolving Loans shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the First Lien Leverage Ratio in accordance with the table above; provided that if financial statements (and the corresponding Compliance Certificate required pursuant to Section 5.01(c)) are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the “Applicable Rate” for any Initial Revolving Loan shall, at the option of the Administrative Agent (at the direction of the Required Lenders) and upon notice to the Parent Borrower, be the rate per annum set forth above in Category 1 of the table above until such financial statements (and the corresponding Compliance Certificate required pursuant to Section 5.01(c)) are delivered in compliance with Section 5.01(a) or (b), as applicable.

(d) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Initial Term Loans” in its entirety to read as follows:

“Initial Term Loans”: means (i) prior to the First Amendment Closing Date, the term loans made by the Initial Term Lenders to the Initial Borrower pursuant to Section 2.01(a)(i) on the Closing Date, (ii) on and after the First Amendment Closing Date but prior to the Second Amendment Closing Date, the collective reference to (a) the term loans made by the Initial Term Lenders to the Initial Borrower pursuant to Section 2.01(a)(i) on the Closing Date and (b) the First Amendment Incremental Term Loans made on the First Amendment Closing Date and (iii) on and after the Second Amendment Closing Date, the collective reference to the Second Amendment Replacement Term Loans and Second Amendment Incremental Term Loans made on the Second Amendment Closing Date.

(e) Section 1.01 of the Credit Agreement is hereby amended by inserting “the Second Amendment,” after “the First Amendment,” in the definition of “Loan Documents”.

(f) Section 2.01(a)(i) of the Credit Agreement is hereby amended by inserting “or, in the case of the Second Amendment Replacement Term Loans and Second Amendment Incremental Term Loans, on the Second Amendment Closing Date,” after “the First Amendment Closing Date,” in such subclause (a)(i).

(g) Section 2.09(a)(i) of the Credit Agreement is hereby amended by inserting “or, in the case of the Second Amendment Replacement Term Loans and Second Amendment Incremental Term Loans, on the Second Amendment Closing Date,” after “the First Amendment Closing Date,” in each instance where such term appears in such subclause (a)(i).

(h) Section 2.10(a)(i) of the Credit Agreement is hereby replaced in its entirety as follows:

“(a)(i) The Parent Borrower hereby unconditionally promises to repay the outstanding principal amount of the Term Loans to the Administrative Agent for the account of each Term Lender (A) commencing June 2018, on the last Business Day of each December, March, June and September prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in the amounts set forth in the table below (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and purchases or assignments in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Term Loans pursuant to Section 2.22(a)), and (B) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

Installment	Principal Amount
June 30, 2018	$788,159.15
September 30, 2018	$788,159.15
December 31, 2018	$788,159.15
March 31, 2019	$788,159.15
June 30, 2019	$788,159.15
September 30, 2019	$788,159.15
December 31, 2019	$788,159.15
March 31, 2020	$788,159.15
June 30, 2020	$788,159.15
September 30, 2020	$788,159.15
December 31, 2020	$788,159.15
March 31, 2021	$788,159.15
June 30, 2021	$788,159.15
September 30, 2021	$788,159.15
December 31, 2021	$788,159.15
March 31, 2022	$788,159.15
June 30, 2022	$788,159.15
September 30, 2022	$788,159.15
December 31, 2022	$788,159.15
March 31, 2023	$788,159.15
June 30, 2023	$788,159.15
September 30, 2023	$788,159.15
December 31, 2023	$788,159.15
March 31, 2024	$788,159.15
June 30, 2024	$788,159.15

(i) Section 2.12(e) of the Credit Agreement is hereby amended by replacing “Closing Date” in each instance such term appears in such section with “Second Amendment Closing Date”.

(j) Section 3.19 of the Credit Agreement is hereby replaced in its entirety as follows:

“3.19 Use of Proceeds. The Borrowers shall use the proceeds of (a) the Initial Term Loans incurred on the Closing Date to finance the Transactions (including to pay Transaction Costs), (b) the Revolving Loans incurred on the Closing Date to pay a portion of the Transaction Costs and on and after the Closing Date for working capital and general corporate purposes (including any purpose not prohibited by this Agreement), (c) the First Amendment Incremental Term Loans incurred on the First Amendment Closing Date, together with cash on hand of the Borrowers, (i) for general corporate purposes, including the funding of one or more acquisitions and (ii) to pay related fees and expenses incurred in connection therewith and with the First Amendment, (d) the Second Amendment Replacement Term Loans incurred on the Second Amendment Closing Date to replace in full all Existing Term Loans, on the terms and subject to the conditions set forth in the Second Amendment, (e) the Second Amendment Incremental Term Loans incurred on the Second Amendment Closing Date, together with cash on hand of the Borrowers, (i) for general corporate purposes, including the funding of one or more acquisitions and (ii) to pay related fees and expenses incurred in connection therewith and with the Second Amendment and (f) any Incremental Facility for working capital and other general corporate purposes, including the financing of Permitted Acquisitions, other Investments and any other use not prohibited by this Agreement.”

(k) Section 5.11 of the Credit Agreement is hereby amended by adding the following clause (f) to the end of such Section 5.11:

“(e) The Borrowers shall use the proceeds of (i) the Second Amendment Replacement Term Loans incurred on the Second Amendment Closing Date to replace in full all Existing Term Loans, on the terms and subject to the conditions set forth in the Second Amendment and (ii) the Second Amendment Incremental Term Loans incurred on the Second Amendment Closing Date, together with cash on hand of the Borrowers, (A) for general corporate purposes, including the funding of one or more acquisitions and (B) to pay related fees and expenses incurred in connection therewith and with the Second Amendment

SECTION 5. Other Agreements. The Borrowers acknowledge and agree that as of the Second Amendment Closing Date, the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt incurred or issued in reliance on the Incremental Amount is $0.

SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings and the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that, as of the Second Amendment Closing Date:

(a) Holdings and each Borrower have the organizational power and authority, and the legal right, to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, the Credit Agreement and the other Loan Documents;

(b) Holdings and each Borrower have taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement;

(c) This Agreement has been duly executed and delivered on behalf of Holdings and each Borrower and constitutes the legal, valid and binding obligation of Holdings and each Borrower, enforceable against Holdings and each Borrower in accordance with its terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by general principles of good faith and fair dealing; and

(d) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the Second Amendment Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specified date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (it being understood and agreed that the reference in Section 3.12 of the Credit Agreement to “the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date” shall be deemed to refer instead to “the Second Amendment Closing Date, immediately after giving effect to the transactions to be consummated on the Second Amendment Closing Date”).

SECTION 7. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the first date (the “Second Amendment Closing Date”) on which the following conditions precedent are satisfied or waived:

(a) (i) the aggregate principal amount of the Replacement Term Loans shall be equal to the aggregate principal amount of the Existing Term Loans outstanding on the Second Amendment Closing Date and (ii) the Borrowers shall have, concurrently with the making of the Replacement Term Loans, paid all accrued and unpaid interest and other amounts due and payable on the Second Amendment Closing Date in respect of the aggregate principal amount of the Existing Term Loans;

(b) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (1) each Borrower, (2) Holdings, (3) the Reaffirming Loan Parties (as defined in Section 10 hereof), (4) the Administrative Agent, (5) the Replacement Term Loan Lender and (6) the Incremental Term Loan Lender;

(c) all fees and expenses in connection with this Agreement or under any other Loan Document or other agreement with any Borrower relating to the transactions contemplated hereby (including reasonable and documented out-of-pocket legal fees and expenses required to be paid by the Parent Borrower pursuant to Section 9.03(a) of the Credit Agreement) payable by the Parent Borrower on or before the Second Amendment Closing Date shall have been paid to the extent then due; provided that any such expenses shall be required to be paid, as a condition precedent to the Second Amendment Closing Date, only to the extent invoiced at least two (2) Business Days prior to the Second Amendment Closing Date;

(d) the Administrative Agent shall have received a duly executed officer’s certificate of the Parent Borrower certifying, as of the Second Amendment Closing Date, that (A) each of the representations and warranties set forth in Section 6 above are true and correct on and as of the Second Amendment Closing Date and (B) no Default or Event of Default has occurred and is continuing both before and immediately after giving effect to this Agreement and the transactions contemplated hereby;

(e) the Administrative Agent shall have received the following:

(i)        a copy of a short form certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the Second Amendment Closing Date, certifying that such Loan Party is duly organized and in good standing or full force and effect under the laws of such jurisdiction; and

(ii)      a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party, dated the Second Amendment Closing Date and certifying (1) (x) that attached thereto is a true and complete copy of the by-laws, limited liability company agreement or limited partnership agreement, as applicable, of such Loan Party as in effect on the Second Amendment Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below or (y) that the by-laws, limited liability company agreement or limited partnership agreement, as applicable, of such Loan Party provided in the certificate delivered on the Closing Date are still in effect, (2) (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers, members or other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, in the case of the Borrowers, and any Loan Documents to which each such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect or (y) that the resolutions adopted by the board of directors, board of managers, members or other governing body, as applicable, of such Loan Party in connection with the entry into the Credit Agreement on the Closing Date have not been modified, rescinded or amended and are in full force and effect, and (3) (x) as to the incumbency and specimen signature of each officer executing this Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Party or (y) that the incumbency and specimen signature of each officer executing this Agreement provided on the Closing Date have not changed;

(f) the Administrative Agent shall have received, on behalf of itself and the Lenders and each Issuing Bank, an opinion of Simpson Thacher & Bartlett LLP, in its capacity as New York counsel to the Loan Parties, dated the Second Amendment Closing Date and addressed to the Administrative Agent and each Lender and Issuing Bank and in form and substance consistent with the opinions delivered by such counsel on the Closing Date, taking into account the nature of this Agreement and the transactions contemplated hereby;

(g) the Administrative Agent shall have received a certificate in substantially the form of Exhibit M to the Credit Agreement from a senior authorized financial executive (or other officer with equivalent duties) of the Parent Borrower dated as of the Second Amendment Closing Date and certifying as to the matters set forth therein;

(h) delivery of a Borrowing Request pursuant to Section 2.03 of the Credit Agreement; and

(i) no later than three Business Days in advance of the Second Amendment Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested with respect to any Loan Party (including any entities that will become Loan Parties in connection with the transactions contemplated by this Agreement) in writing by the Administrative Agent (including on behalf of the Lenders) at least ten Business Days in advance of the Second Amendment Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 8. [Reserved].

SECTION 9. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under, the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing herein can or may be construed as a novation of the Credit Agreement or any other Loan Document. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Second Amendment Closing Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.

SECTION 10. Reaffirmation. Each of Holdings, each Borrower and each Guarantor identified on the signature pages hereto (collectively, Holdings, the Borrowers and such Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby confirms its respective guarantees (including in respect of the Replacement Term Loans and the Incremental Term Loans), pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (including in respect of the Replacement Term Loan Lender and the Incremental Term Loan Lender). Each of the Reaffirming Loan Parties hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

SECTION 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 13. Governing Law; Jurisdiction, etc. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 9.10 and 9.11 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EQT AVATAR INTERMEDIATE, INC., as Holdings

By:	/s/ Peter Veldman
Name: Peter Veldman
Title: President

By:	/s/ Robert Bradburn
Name: Robert Bradburn
Title: Vice President and Secretary

EQT AVATAR HOLDINGS, INC., as a Loan Guarantor

By:	/s/ Peter Veldman
Name: Peter Veldman
Title: President

By:	/s/ Robert Bradburn
Name: Robert Bradburn
Title: Vice President and Secretary

CERTARA HOLDCO, Inc., as the Parent Borrower

By:	/s/ Andrew Schemick
Name: Andrew Schemick
Title: Chief Financial Officer and Treasurer

CERTARA USA, Inc., as the Co-Borrower

By:	/s/ Andrew Schemick
Name: Andrew Schemick
Title: Chief Financial Officer and Treasurer

[Certara – Signature Page to the Second Amendment]

SUBSIDIARY GUARANTORS

CERTARA HOLDING, INC.

By:	/s/ Andrew Schemick
Name: Andrew Schemick
Title: Chief Financial Officer and Treasurer

MBDD US, LLC

By:	/s/ Andrew Schemick
Name: Andrew Schemick
Title: Chief Financial Officer and Treasurer

TRIPOS INVESTMENTS, L.L.C.

By:	/s/ Andrew Schemick
Name: Andrew Schemick
Title: Chief Financial Officer and Treasurer

SYNCHROGENIX INFORMATION STRATEGIES, LLC

By:	/s/ Andrew Schemick
Name: Andrew Schemick
Title: Chief Financial Officer and Treasurer

CERTARA, L.P.

By:	/s/ Andrew Schemick
Name: Andrew Schemick
Title: Chief Financial Officer and Treasurer

[Certara – Signature Page to the Second Amendment]

JEFFERIES FINANCE LLC, as Administrative Agent, Replacement Term Loan Lender and Incremental Term Loan Lender

by
/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

[Certara – Signature Page to the Second Amendment]

[Lender Signature Pages On File With Administrative Agent]

[Certara – Signature Page to the Second Amendment]

SCHEDULE I

to the Second Amendment

Replacement Term Loans

Replacement Term Loan Lender	Replacement Term Commitment
Jefferies Finance LLC	$273,687,343.36
Total	$273,687,343.36

SCHEDULE II

to the Second Amendment

Incremental Term Commitments

Incremental Term Loan Lender	Incremental Term Commitment
Jefferies Finance LLC	$40,000,000
Total	$40,000,000